UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 8.01 Other Events.

Innovative Industrial Properties, Inc. (the “Company”), through indirect, wholly owned subsidiaries serving as landlords, previously entered into leases (collectively, the “Leases”) with PharmaCann Inc. and its affiliates (collectively, “PharmaCann”) as tenants for eleven properties that the Company owns, which represented 17% of the Company’s total rental revenues for the three and nine months ended September 30, 2024.

On December 19, 2024, PharmaCann defaulted on its obligations to pay rent for the month of December under six of the eleven Leases, for properties located in Illinois, Massachusetts, Michigan, New York, Ohio and Pennsylvania. December rent, including base rent, property management fees and estimated tax and insurance payments, totaled $4.2 million for these six properties. The Company applied security deposits held by the Company pursuant to these Leases for the payment in full of the defaulted rent, in addition to late penalties and interest.

Although PharmaCann paid rent in full under the remaining five Leases totaling $90,000 for the month of December, as a result of cross-default provisions contained in each of the Leases, on December 19, 2024, PharmaCann also defaulted on its obligations under these five Leases, as a result of the non-payment of rent on the other six Leases.

The Company is continuing discussions with PharmaCann regarding the Leases, and expects to enforce its rights under the Leases aggressively, which may include, but is not limited to, commencing eviction proceedings as the Company deems necessary.

On December 20, 2024, the Company issued a press release announcing PharmaCann’s default under the Leases. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Item 8.01 contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about the Company’s expectations regarding enforcement of its rights under the Leases. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, and they include, but are not limited to, statements regarding future rent collection, occupancy and enforcement of rights under the Leases. Words such as “project,” “expect,” “may” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results may differ from anticipated results, sometimes materially. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to those factors found in the Company’s filings with the U.S. Securities and Exchange Commission, including those set forth under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Innovative Industrial Properties, Inc. on December 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer